UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2006

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2006, Memory Pharmaceuticals Corp. (the "Registrant") announced that it has entered into a definitive Securities Purchase Agreement with the purchasers set forth on Exhibit A-1 and A-2 thereto (the "Securities Purchase Agreement"), for the private placement of an aggregate of approximately 28.2 million newly issued shares of common stock (the "Shares") at a price of $1.11 per share and the concurrent issuance of warrants for the purchase of an aggregate of approximately 7.1 million additional shares of common stock (the "Warrants") at an exercise price of $1.33 per share (the "Private Placement"). The purchase price for each Warrant is $0.125 per each underlying share of common stock. The Warrants are immediately exercisable and expire on the earlier to occur of (i) the fifth anniversary of the issuance of the Warrants and (ii) ten business days after notice from the Registrant that the closing price of the common stock has been greater than $3.00 per share for a period of 30 consecutive trading days.
The purchasers in the Private Placement included Bio Medical Value Fund, L.P. and Bio Medical Off Shore Value Fund, Ltd. (collectively, the "Great Point Entities") and MPM BioVentures IV, L.P., MPM BioVentures IV – QP, L.P., MPM Asset Management Investors BV4 LLC, MPM BioEquities Master Fund, LP, and MPM BioEquities Investor Fund, LLC (collectively, the "MPM Entities" and together with the Great Point Entities, the "Principal Investors").

The Private Placement is expected to close in two tranches, assuming the applicability of certain Nasdaq rules. The first tranche is expected to close on or about October 16, 2006 (the "First Closing") and will result in gross proceeds to the Registrant of approximately $26.7 million. The closing of the second tranche may be subject to stockholder approval and will close promptly following receipt of stockholder approval or confirmation by The Nasdaq Stock Market, Inc. ("Nasdaq") that such approval is not required (the "Second Closing"). The Company has filed an interpretive request with Nasdaq seeking Nasdaq’s determination that such stockholder approval is not required, based on the facts involved in this transaction. If stockholder approval is required and is not obtained, the second tranche of the Private Placement will not be consummated but the remaining terms of the Private Placement will remain unchanged. If, prior to the First Closing, the Registrant is informed by Nasdaq that stockholder approval is not required to close the second tranche, then both tranches will close simultaneously.

Until the earlier of the Second Closing of the Private Placement or 120 calendar days from the date of the Securities Purchase Agreement, the Registrant has agreed, subject to customary fiduciary exceptions, not to, without the consent of each of the Principal Investors, which consent shall not be unreasonably withheld, solicit or participate in negotiations with any third parties relating to the sale of 30% or more of the business, assets or capital stock of the Registrant. Moreover, if the Registrant receives any third party offer to provide financing or to enter into a transaction below the 30% threshold during such time period, the Registrant must first endeavor to negotiate with the Principal Investors for a period of up to 15 business days and, if the Principal Investors offer to provide such financing or enter into such transaction on terms no less favorable than those received by third parties, the Registrant must accept the Principal Investors’ offer if it accepts any offer.

Under the terms of the Securities Purchase Agreement, the Registrant has agreed to file, within 30 days after the First Closing, a registration statement with the Securities and Exchange Commission (SEC) to register for resale the Shares and the shares of common stock issuable upon the exercise of the Warrants issued at the First Closing, which registration statement is required under the terms of the Securities Purchase Agreement to become effective within 90 days following the First Closing (the "First Registration Statement"). In addition, to the extent the Shares and the shares of common stock issued at the Second Closing cannot be included in the First Registration Statement, the Registrant has agreed to file a second registration statement (together with the First Registration Statement, the "Registration Statements") with the SEC within 30 days after the Second Closing, which registration statement is required under the terms of the Securities Purchase Agreement to become effective within 90 days following the Second Closing. The Registrant will be required to pay certain cash penalties if it does not meet its registration obligations under the Securities Purchase Agreement. The Registrant is required to maintain the effectiveness of the Registration Statements for a period of three years from the First Closing or, if earlier, until all registered shares of common stock may be sold under Rule 144(k) (the "Registration Period").

In addition to the registration rights described above, during the Registration Period, the Registrant has granted piggyback registration rights to the holders of securities acquired in the Private Placement.

The following members of the Registrant’s Board of Directors have committed to participate in the Private Placement: (i) Anthony B. Evnin, (ii) Michael E. Meyers M.P.H., and (iii) James R. Sulat. Mr. Sulat is also an officer of the Registrant.

In addition, Venrock Associates and Venrock Associates II, L.P. (the "Venrock Funds"), purchasers in the Private Placement, are current stockholders of the Registrant and Dr. Evnin is a general partner of the Venrock Funds. Dr. Evnin is also a Managing Member of the General Partner of Venrock Entrepreneurs Fund, L.P., a stockholder of the Registrant prior to the Private Placement. The Venrock Funds, together with Venrock Entrepreneurs Fund, L.P. held more than 5% of the Registrant’s common stock prior to the Private Placement.

Each of the Securities Purchase Agreement (and the Form of Warrant, attached as Exhibit B to the Securities Purchase Agreement), is attached hereto as Exhibit 10.1 and incorporated herein by reference. The press release announcing the Private Placement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing descriptions of the Securities Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of each document as attached hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to agreements to sell unregistered sales of equity securities is incorporated by reference into this Item 3.02.

The aggregate offering price of the Shares and Warrants sold in the Private Placement is approximately $32.2 million, of which approximately $1.3 million will be paid to the placement agents for their services in connection with the Private Placement.
The Shares and the Warrants were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on the nature of the investors and certain representations made to the Registrant.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Registrant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Private Placement and in accordance with the terms of the Securities Purchase Agreement, the Registrant has elected Vaughn Kailian as a Class II director, effective upon the First Closing, to serve until the 2009 annual meeting of stockholders. In addition, the Board of Directors has appointed Mr. Kailian to the Nominations Committee of the Board, effective upon the First Closing. Mr. Kailian is a General Partner of MPM BioVentures IV, LP.

In connection with his appointment to the Board, Mr. Kailian, in his capacity as an Outside Director (as defined in the Amended and Restated 2004 Incentive Plan (the "Plan")), will received a stock option grant to purchase 20,000 shares of the Registrant’s common stock at an exercise price per share equal to the closing sales price of the Registrant’s common stock on the Nasdaq Global Market on the date of the First Closing (the "Initial Grant"). The Initial Grant will vest over three years, with the first 33% vesting on the first anniversary of the grant date and the remainder vesting every three months thereafter. In addition, if the Registrant’s 2007 annual meeting of stockholders occurs at least six months after the date that Mr. Kailian joined the Registrant’s Board, Mr. Kailian will, on the date of the meeting, automatically receive a stock option grant for 10,000 shares of the Registrant’s common stock at an exercise price equal to the closing sales price on the Nasdaq Global Market on that date (the "Subsequent Grant"). The Subsequent Grant will vest in one installment on the first anniversary of the grant date.

Item 8.01 Other Events.

Effective October, 6, 2006, Tony Scullion, who recently joined Leerink Swann & Co as a Managing Director – Investment Banking, submitted his resignation as Chairperson of the Registrant’s Board of Directors. Mr. Scullion will remain a member of the Registrant’s Board of Directors and an employee of the Registrant. Jonathan Fleming, co-founder of the Registrant and a director since the Registrant’s inception, has assumed the position of Chairperson.

Item 9.01 Financial Statements and Exhibits.

10.1 Securities Purchase Agreement, dated October 5, 2006, by and among Memory Pharmaceuticals Corp. and the purchasers listed on Exhibit A-1 and A-2 thereto.

99.1 Press Release, dated October 5, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

October 10, 2006	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated October 5, 2006, by and among Memory Pharmaceuticals Corp. and the purchasers listed on Exhibit A-1 and A-2 thereto.
99.1	Press Release, dated October 5, 2006.